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SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 21, 2001

PACIFICORP
(Exact name of registrant as specified in its charter)

STATE OF OREGON	1-5152	93-0246090
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant's telephone number, including area code:
 (503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5. OTHER EVENTS

    On November 21, 2001, the Company issued $500 million of its 6.90% Series of First Mortgage Bonds due November 15, 2011 and $300 million of its 7.70% Series of First Mortgage Bonds due November 15, 2031.

    The Company intends to use the proceeds for general corporate purposes, including the repayment of short-term debt borrowed from subsidiaries that are to be transferred to an affiliate of the Company and its commercial paper program.

    The Fourteenth Supplemental Indenture to the Company's Mortgage and Deed of Trust, which relates to these First Mortgage Bond issuances and is dated as of November 15, 2001, is attached as an exhibit under Item 7.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c) Exhibits.

    99(a) Fourteenth Supplemental Indenture to PacifiCorp's Mortgage and Deed of Trust Dated as of January 9, 1989.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ GEOFFREY HUGGINS Geoffrey Huggins Vice President and Principal Financial Officer

Date: November 21, 2001

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SIGNATURE